Dynamic Biometric Systems, Inc.
2005 EQUITY INCENTIVE PLAN
--------------------------


                                     SOP-14
                                      SOP-1
                         DYNAMIC BIOMETRIC SYSTEMS, INC.
                           2005 EQUITY INCENTIVE PLAN


                                    ARTICLE 1
                                     PURPOSE

     The purpose of this Plan is to promote the interests of Dynamic Biometric Systems, Inc., a Nevada corporation (the "Company") and to motivate, attract, and retain the services of persons upon whose judgment, efforts, and contributions the success of the Company's business depends. The plan is further intended to align the personal interests of such persons with the interests of the shareholders of the Company through equity participation in the Company's growth and success. Capitalized terms not otherwise defined in the text are defined in Article 2.

                                    ARTICLE 2
                                   DEFINITIONS

     The following words and phrases shall have the following meanings for purposes of this Plan:

     (a) "Award" means any Option, or any Restricted Stock Award or any other right or interest relating to Stock, cash or property, granted to a Participant under the Plan.

(b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

(c) "Board of Directors" means the Board of Directors of the Company or, if the context so requires, a Committee thereof appointed pursuant to Article 6.

(d) "Cause" means (i) conviction of any crime involving fraud or gross misconduct, (ii) noncompliance with reasonable directives of the Board of Directors or its designees, (iii) violation of Company rules, policies or procedures or of the Plan or any applicable Award Agreement.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f)     "Committee" means the committee of the Board of Directors described in
Article 6.

(g) "Disability" means the following: a Participant shall be disabled if he or she is unable to perform the duties of his customary position of employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months. The Board of Directors may require such medical or other evidence, as it deems necessary to judge the nature and permanency of the Participant's condition.

(h)     "Effective Date" shall mean October 14, 2005.

(i)     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(j) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by the Board of Directors in good faith using such methods or procedures as may be established from time to time by the Board of Directors. Unless otherwise determined by the Board of Directors, the Fair Market Value of Stock as of any date shall be the mean between the bid and asked quotations for the Stock on that date as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or, if there are no bid or asked quotations on such date, the mean between the bid and asked quotations on the next preceding date for which quotations are available. If the Stock is subsequently listed and traded upon a recognized securities exchange or shall be quoted on a recognized national market system, the Fair Market Value shall be the closing price on such date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

     (k) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (l) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

     (m) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

     (n) "Participant" means a person who, as an employee, officer, director, consultant, independent contractor, or adviser of the Company or any Subsidiary, has been granted an Award under the Plan.

     (o) "Plan" means Dynamic Biometric Systems, Inc. 2005 Equity Incentive Plan, as amended from time to time.

     (p) "Restricted Stock Award" means Stock granted to a Participant or offered for sale to a Participant under Article 8.

     (q) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing, or other retirement program sponsored by the Company, if any.

     (r)     "Securities Act" means the Securities Act of 1933, as amended.

     (s) "Stock" means Common Stock of Dynamic Biometric Systems, Inc., a Nevada corporation.

     (t) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     (u) "Ten Percent Owner" means any individual who, at the date of grant of an Incentive Stock Option, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or a Subsidiary. For purposes of determining such percentage, the individual with respect to whom such percentage is being determined shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

     (v) "Termination Date" means the date on which the employment (or other service or relationship in the case of a Participant who is not an employee of the Company) of a Participant terminates for any reason or no reason.

     (w) "Transfer Agent" means the Transfer Agent appointed by the Board of Directors which could include the Company acting as its own Transfer Agent.

                                    ARTICLE 3
                             EFFECTIVE DATE AND TERM

3.1 Effective Date. The Plan was approved by the Board of Directors and stockholders of the Company as of the Effective Date.

3.2 Term. This Plan shall terminate on the tenth anniversary of the Effective Date, subject to Article 12.

                                    ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. The aggregate number of shares of Stock reserved and available for Awards shall initially be three million (3,000,000) shares of Stock.

4.2 Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan provided the Participant has not received any benefits of ownership of the Shares subject to the terminated expired or lapsed Award, in each case to the full extent available pursuant to the applicable rules and interpretations of the Exchange Act and Code.

4.3 Payments in Stock. Any shares of Stock tendered to or withheld by the Company in connection with payment for Stock purchased pursuant to the Plan or withholding taxes thereon shall be added back to the aggregate number of shares reserved and available for Awards under the Plan in each case to the fullest extent permitted under the applicable rules and interpretations of the Exchange Act and Code.

4.4 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market subject to applicable rules and interpretation of the Exchange Act.

                                    ARTICLE 5
                                   ELIGIBILITY

Awards may be granted only to an individual who is an employee (including an employee who also is a director or officer), officer, director, consultant, independent contractor, or adviser of the Company or a Subsidiary, as determined by the Board of Directors.

                                    ARTICLE 6
                          ADMINISTRATION AND AUTHORITY

6.1 Administration. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors to administer the Plan at any time or from time to time. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused.

6.2 Authority. The Committee (or if authorized as Committee, the Board of Directors) has the exclusive power, authority, and discretion to:

     (a)     designate Participants;

(b)     determine the type or types of Awards to be granted to each Participant;

(c) determine the number of Awards to be granted and the number of shares of Stock subject to an Award;

(d) prescribe the form of each Award Agreement, which need not be identical for each Participant;

(e) determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof, and any modification or amendment of any Award previously granted, based in each case on such considerations as the Board of Directors in its sole discretion determines;

(f) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) determine whether, to what extent, and under what circumstances cash, Stock, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board of Directors;

(h) decide all other matters that must be determined in connection with an Award;

(i) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) interpret the Plan, any Award, and any Award Agreement in its discretion; and

(k) make all other decisions and determinations that may be required under the Plan or as the Board of Directors deems necessary or advisable to administer the Plan.

6.3 Decisions Binding. All decisions, interpretations, and determinations by the Board of Directors with respect to the Plan, any Award, and any Award Agreement are final, binding, and conclusive on all parties.

                                    ARTICLE 7
                                  STOCK OPTIONS

7.1 Terms and Conditions. The Board of Directors is authorized to grant Options to Participants on the following terms and conditions:

     (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Board of Directors.

(b) Payment. Payment for Stock issued upon exercise of an Option shall be made in accordance with Article 9 of the Plan.

(c) Time and Conditions of Exercise. The Board of Directors shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option if and to the extent such limitation is necessary or required under Rule 16b-3, or successor authority, under the Exchange Act.

(d) Evidence of Option. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Board of Directors.

7.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) Employees Only. Incentive Stock Options may only be granted to employees (including officers and directors who are also employees) of the Company or a Subsidiary.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Board of Directors, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(c) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by any one Participant in any calendar year may not exceed $100,000. Options granted in excess of this limitation shall be deemed to be Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option may be granted to a Ten Percent Owner, provided that at the time such option is granted the exercise price per share of Stock shall not be less than 110% of the Fair Market Value and such option by its terms is not exercisable after the expiration of five years from the date of its grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the expiration of ten years from the Effective Date.

(g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h) Tax-Qualified ISOP Options. All provisions of the Plan relating to Incentive Stock Options shall be administered and interpreted in accordance, and so as to comply, with the provisions of Section 422 of the Code.

7.3 Termination of Participant. Notwithstanding the exercise periods set forth in any Award Agreement, Options shall be subject to the following:

     (a) An Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(b) If a Participant's employment is terminated due to Disability, Retirement, or for any other reason other than for Cause, such Participant may exercise his or her Incentive Stock Options only to the extent that such Incentive Stock Options would have been exercisable on the Termination Date; provided, that such exercise is made prior to the earlier of (i) the expiration of three months (one year in the case of Disability) after the Termination Date or (ii) the expiration date of the Option set forth in the Award Agreement. If a Participant's employment is terminated due to Cause, the Participant's Incentive Stock Options shall automatically lapse and not be exercisable by the Participant, whether or not such Options were vested.

(c) Except as otherwise provided in the Award Agreement or thereafter determined by the Board of Directors in writing, if a Participant's employment, contractual or other relationship with the Company is terminated due to Disability, Retirement, or for any other reason other than for Cause, such Participant may exercise his or her Non-Qualified Stock Options, only to the extent that such Options would have been exercisable on the Termination Date; provided, that such exercise is made within six months after the Termination Date, or such other time period as set forth in the Award Agreement. If a Participant's employment, contractual or other relationship is terminated due to Cause, the Participant's Non-Qualified Stock Options shall automatically lapse and not be exercisable by the Participant, whether or not such Options were vested.

(d) If a Participant dies before his or her Options lapse pursuant to this Section, then the Participant's Options may be exercised, only to the extent that such Options would have been exercisable on the date of the Participant's death; provided, that such exercise is made prior to the earlier of (i) the first anniversary of such Participant's death or (ii) the expiration date of the Option set forth in the Award Agreement. Upon the Participant's death, any exercisable Options may be exercised by the Participant's legal representative or representatives.

                                    ARTICLE 8
                             RESTRICTED STOCK AWARDS

8.1 Restricted Stock Awards. The Board of Directors is authorized to make Awards of Restricted Stock to Participants either in the form of a grant of Stock or an offer to sell Stock to a Participant, in such amounts and subject to such terms, conditions and restrictions as may be selected by the Board of Directors. All Awards of Restricted Stock shall be evidenced by an Award Agreement. An Award Agreement may specify whether, and to what extent, holders of Restricted Stock Awards shall have voting, dividend and other rights of holders of Stock.

8.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, including without limitation "vesting" or forfeiture restrictions, as the Board of Directors may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board of Directors determines at the time of the grant of the Award or thereafter.

8.3 Forfeiture. Except as otherwise determined by the Board of Directors at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Board of Directors may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in specified circumstances, and the Board of Directors may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4 Payment and Certificates for Restricted Stock. If a Restricted Stock Award provides for the purchase of Stock by a Participant, payment shall be made pursuant to Article 9 of the Plan. Restricted Stock granted under the Plan may be evidenced in such manner as the Board of Directors shall determine. To the extent that an Award is granted in the form of newly issued Restricted Stock, the Award recipient, as a condition to the grant of such an Award, shall be required to pay to the Company in cash, cash equivalents or other legal consideration an amount equal to the par value of such Restricted Stock. To the extent that an Award is granted in the form of Restricted Stock from the Company's treasury, no such cash consideration shall be required of the Award recipients. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

                                    ARTICLE 9
                          PAYMENT FOR STOCK PURCHASES;
                        WITHHOLDING TAXES; RELOAD OPTIONS

9.1 Payment. Payment for Stock purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board of Directors in an Award Agreement or otherwise in writing and where permitted by law:

     (a)     by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of (or attestation to the ownership of) Stock valued at Fair Market Value on the date new Stock is purchased under the Plan; provided, however, that such surrender or attestation shall not be permitted if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Award for financial reporting purposes;

(c) by waiver of compensation due or accrued to Participant for services rendered;

(d)     by tender of property acceptable to the Board of Directors;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Stock then exists:

     (i) through a "same day sale" commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer") whereby Participant irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased to pay for the exercise price (and any applicable withholding taxes), and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company's Transfer Agent;

(ii) through a "margin" commitment from Participant and a NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price (and any applicable withholding taxes), and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the exercise price and any such withholding taxes directly to the Company's Transfer Agent; or

(iii) through any other "cashless exercise" procedure approved by the Board of Directors; or

(iv) by any combination of the foregoing, or any other method of payment acceptable to the Board of Directors in its sole discretion.

9.2 Loan Guarantees. The Board of Directors may, in its discretion, help the Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9.3 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements. With respect to withholding required upon any taxable event relating to the issuance of Stock under the Plan, Participants may elect (the "Election"), on or prior to the date of such taxable event, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes. The Board of Directors may disapprove any Election or may suspend or terminate the right to make Elections. An Election is irrevocable. The Board of Directors may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

9.4 Reload Options. Award Agreements may contain a provision pursuant to which a Participant who pays all or a portion of the exercise price of an Option or the tax required to be withheld pursuant to an exercise of an Option by surrendering shares of Stock pursuant to Sections 9.1 or 9.3, respectively, shall be automatically granted an Option for the purchase of Stock equal to the number of shares surrendered (a "Reload Option"). The grant of the Reload Option shall be effective on the date the Participant surrenders the shares of Stock in respect of which the Reload Option is granted (the "Reload Date"). The Reload Option shall have an exercise price equal to the Fair Market Value of the Stock on the Reload Date, and shall have a term which is no longer, and which shall lapse no later, than the original term of the underlying option. If Stock otherwise available under an Incentive Stock Option is withheld pursuant to
Section 9.3, any Reload Option granted in connection with the withholding shall be treated as a new Incentive Stock Option, subject to the rules set forth in
Section 7.2.

                                   ARTICLE 10
                         PROVISIONS APPLICABLE TO AWARDS

10.1 Stand Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board of Directors, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Modification or Assumption of Awards. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards (whether granted by the Company or by another issuer) in return for the grant of new Awards for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Award shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Award.

10.3 Exchange Provisions. The Board of Directors may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board of Directors determines and communicates to the Participant at the time the offer is made.

10.4 Term of Award. The term of each Award shall be for the period as determined by the Board of Directors, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

10.5 Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Board of Directors determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Board of Directors.

10.6 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a "domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Board of Directors may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Board of Directors deems appropriate. At the discretion of the Board of Directors, the Company may reserve to itself or its assignees in any Award a right of first refusal to purchase any Stock which a Participant may propose to transfer to a third party and/or a right to repurchase any and all Stock held by a Participant upon the Participant's termination of employment or other relationship with the Company or its Parent or Subsidiary for any reason, including Death or Disability, at a price for such Stock as determined by the Board of Directors.

10.7 Lock-up Agreement. In addition to any other restrictions on transfer, a Participant shall not, without the prior written consent of the Board of Directors in its discretion, offer or sell any Stock acquired pursuant to the Plan for at least 180 days after the closing of the initial public offering of securities of the Company registered under the Securities Act, or in the event that subsequent to such initial public offering the Stock is not listed and traded upon a recognized securities exchange or quoted on a recognized national market system, the closing of each offering of securities of the Company registered under the Securities Act subsequent to such initial public offering through and including the offering after which the Stock is listed and traded upon such exchange or system.

10.8 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board of Directors deems necessary or advisable to comply with federal or state securities laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board of Directors may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                                   ARTICLE 11
                          CHANGES IN CAPITAL STRUCTURE

11.1 General; Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Stock, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the price of the Stock, a combination or consolidation of the outstanding Stock (by classification or otherwise) into a lesser number of shares of Stock, a recapitalization, a spin-off or a similar occurrence, the Board of Directors shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of shares of Stock available for future Awards under Article 4, (b) the limitations set forth in Article 4, (c) the number and kind of shares of Stock covered by each outstanding Award or (d) the exercise price under each outstanding Option and other Award in the nature of rights that may be exercised. Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised, Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Reorganizations. In the event that the Company is a party to a merger, consolidation or other reorganization, outstanding Awards shall be subject to the agreement of merger, consolidation or reorganization. The Board of Directors may cause such agreement to provide, without limitation, (a) for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), (b) for their assumption by the surviving corporation or its parent or subsidiary, (c) for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, (d) for accelerated vesting, accelerated expiration and/or lapse of restrictions, or (e) for settlement in cash or cash equivalents. If the Board of Directors does not cause such agreement to provide for one of the alternatives in (a), (b), (c),
(d) or (e) above, then all outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on other Awards shall lapse, upon the effectiveness of the transactions contemplated by such agreement.

                                   ARTICLE 12
                    AMENDMENT, MODIFICATION, AND TERMINATION

12.1 General. With the approval of the Board of Directors, at any time and from time to time, the Board of Directors may terminate, amend, or modify the Plan. An amendment or modification of the Plan shall be subject to the approval of the shareholders of the Company only to the extent required by applicable laws, regulations and rules.

12.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 13
                               GENERAL PROVISIONS

13.1 No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board of Directors is obligated to treat Participants and employees uniformly.

13.2 No Stockholder Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3 No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the "at will" nature of any Participant's employment or other relationship with the Company or any Subsidiary, nor confer upon any Participant any right to continue in the employment or any other relationship of the Company or any Subsidiary, and the Company and each Subsidiary reserve the right to terminate any Participant's employment or other relationship at any time.

13.4 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.5 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

13.6 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

13.7 Titles and Headings. The titles and headings of the Articles and Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.8 Fractional Shares. No fractional shares of stock shall be issued and the Board of Directors shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up to the next whole number of shares.

13.9 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 or its successors under the Exchange Act. To the extent any provision of the Plan or any Award Agreement or any action by the Board of Directors fails to so comply, it shall be void to the extent required by law and voidable as deemed advisable by the Board of Directors.

13.10 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act, any of the shares of Stock paid under the Plan. If the shares of Stock paid under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.11 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

13.12 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board of Directors to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board of Directors in its discretion determines desirable, including, without limitation, the granting of stock options or other rights otherwise than under the Plan.

DATED:     October 15, 2005
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BY: /s/ Lanny R. Lang
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     Lanny R. Lang, Secretary